Exhibit 99.1

Impac Mortgage Holdings, Inc. Appoints Ernst & Young as its Certifying Accountants

Newport Beach, California, July 6, 2005 — Impac Mortgage Holdings, Inc. (NYSE: IMH), or the “Company,” a Maryland corporation, being taxed as a real estate investment trust, announced the appointment of Ernst & Young LLP as its independent registered public accounting firm.

Impac Mortgage Holdings, Inc. is a mortgage real estate investment trust (“REIT”), which operates three core businesses: (1) the Long-Term Investment Operations, (2) the Mortgage Operations, and (3) the Warehouse Lending Operations. The Long-Term Investment Operations invests primarily in non-conforming “Alt-A” mortgage loans. The Mortgage Operations acquires, originates, sells and securitizes primarily Alt-A mortgage loans and the Warehouse Lending Operations provides short-term financing to mortgage loan originators. The Company is organized as a REIT for tax purposes, which generally allows it to pass through earnings to stockholders without federal income tax at the corporate level.

For additional information, questions or comments, please call Tania Jernigan, VP of Investor Relations at (949) 475-3722 or email tjernigan@impaccompanies.com. Web site: www.impaccompanies.com, which includes our recently filed Form 8-K, Form 10-K/A and monthly fact sheets.